UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2018

TD Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South 108th Avenue Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (800) 669-3900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter ) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the management incentive plan of TD Ameritrade Holding Corporation, for fiscal year 2019, the compensation of the following named executives was changed as described below:

•
The annual incentive target for Timothy D. Hockey, president and chief executive officer, was increased by $1,000,000 to $7,500,000. Mr. Hockey’s annual incentive continues to be comprised of 30% cash and 70% equity.

•
The annual incentive target for Stephen J. Boyle, executive vice president and chief financial officer, was increased by $250,000 to $2,000,000. Mr. Boyle's annual incentive continues to be comprised of 50% cash and 50% equity. Mr. Boyle's base salary was also increased by $50,000 to $500,000 per year.

•	The base salary for Thomas A. Nally, executive vice president, institutional services, was increased by $150,000 to $650,000.

•
The annual incentive target for Steven M. Quirk, executive vice president, trading and education, was increased by $550,000 to $2,100,000. Mr. Quirk's annual incentive continues to be comprised of 50% cash and 50% equity. Mr. Quirk's base salary was also increased by $50,000 to $500,000 per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 21, 2018	TD AMERITRADE HOLDING CORPORATION

By: /s/ ELLEN L.S. KOPLOW
Ellen L.S. Koplow
Executive Vice President, General Counsel

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